Exhibit 99

News From

FOR IMMEDIATE RELEASE November 3, 2003

HEALTHSOUTH REMAINS IN NEGOTIATIONS WITH BONDHOLDERS; RECEIVES NOTICE OF TECHNICAL DEFAULT

HealthSouth Remains Committed to Pursuing Fair Value for All Stakeholders

Birmingham, Alabama — HealthSouth Corporation (OTC Pink Sheets: HLSH), which previously announced that it has initiated discussions and submitted term sheets to its creditors providing for the restructuring of the Company’s outstanding indebtedness, today said that it has received a notice of technical default purportedly from the requisite holders of certain of its senior notes and its senior subordinated notes. Once notice has actually been received, the notes provide for a cure period, following which these noteholders would have the right to accelerate payment of the outstanding principal amount of these notes.

The Company stated that it is current on all interest payments due to its bank and noteholders. The Company also reiterated it intention to remain current on all upcoming interest payments.

“We have presented all of our creditors with term sheets and are awaiting their response,” said Joel C. Gordon, HealthSouth’s Interim Chairman. “While there are natural tensions that arise in any negotiation process, today’s action we believe is a very public tactic by the holders of these notes to try to extract greater value at the expense of our other stakeholders. We firmly believe that there is equity value in HealthSouth and we are unwilling simply to give more shareholder value away to our bondholders than is fair. We will continue to do what is right for the benefit of all HealthSouth stakeholders.”

HealthSouth is the nation’s largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating nearly 1,700 facilities nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HEALTHSOUTH include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HEALTHSOUTH’s financial reporting and related activity calling into question the accuracy of the Company’s previously filed financial statements; HEALTHSOUTH’S statement that as a result of the investigations, the Company’s previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HEALTHSOUTH’s former accountants of their audit reports on all of the Company’s previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HEALTHSOUTH’s management team; HEALTHSOUTH’s ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HEALTHSOUTH filing a voluntary petition for bankruptcy; HEALTHSOUTH’s ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HEALTHSOUTH’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HEALTHSOUTH’s response thereto; HEALTHSOUTH’s ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements.

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For more information contact Andy Brimmer at 205-410-2777.